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                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-17041

PRICING SUPPLEMENT NO. 3 DATED DECEMBER 11, 1998
(To Prospectus Dated December 20, 1996 and Prospectus Supplement Dated
 December 7, 1998)


                                 U.S. $35,000,000
                           SIERRA PACIFIC POWER COMPANY
                    Collateralized Medium-Term Notes, Series D
                    Due Nine Months or more from Date of Issue

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
Date of Issue:  12/16/98                            Issue Price (As a Percentage of Principal Amount): 100.00%

Maturity Date:  12/17/01                            Interest Rate/Initial Interest Rate:  5.47%

Agents Commission: .350% of Principal Amount        If Commercial Paper Rate Note, Prime Rate Note, CD Rate Note,
Form:  X  Book Entry        ___  Certificated       Federal Funds Effective Rate Note, LIBOR Note or Treasury Rate Note:
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 X   Fixed Rate Note                                Interest Payment Dates:  February 1 & August 1
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___  Commercial Paper Rate Note                     Currency or Currency Unit:  U.S. DOLLARS (USD OR U.S.S.)

___  Prime Rate Note                                Interest Payment Period:___________________________________________

___  CD Rate Note                                   Interest Reset Period:_____________________________________________

___  Federal Funds Effective Rate Note              Interest Determination Dates:______________________________________

___  LIBOR Note                                     Spread:____________________________________________________________

___  Treasury Rate Note                             Spread Multiplier:_________________________________________________

                                                    Maximum Interest Rate, if any:_____________________________________

___  Redeemable Note                                Minimum Interest Rate, if any:_____________________________________

 X   Non-redeemable Note                            Calculation Dates:_________________________________________________
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                                                    Calculation Agent:_________________________________________________



_______________________________________________________________________________________________________________________________
| The aggregate principal amount of this offering is U.S. $17,000,000 (which, if the securities offered hereby are
| denominated in a currency or currency unit other that U.S. dollars, is the equivalent, in the currency or currency units
| set forth herein, of the principal amount set forth herein at the exchange rate set forth herein) and relates only the
| Pricing Supplement No. 3. Debt Securities including Medium-Term Notes, Series D, may be issued by the Company in the
| aggregate principal amount of up to U.S. $35,000,000 or the equivalent in foreign currency units. To date, including
| this offering, an aggregate of U.S. $35,000,000 or the equivalent in foreign currency or foreign currency units of
| Medium-Term Notes, Series D and all other Debt Securities has been issued.
|
|
_______________________________________________________________________________________________________________________________


TYPE OF SALE:                                       IF PRINCIPAL TRANSACTION REOFFERING AT:
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___  As Agent                                       X  varying prices related to prevailing market prices at the time of resale
                                                   ---
 X   As Principal
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